Exhibit 2.9

SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

COLLECTABLE SPORTS ASSETS, LLC

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE SPORTS ASSETS, LLC (the “Company”), dated effective as of September 14, 2020 (this “Amendment”), is made and entered into by the Members of the Company who have executed this Amendment.

RECITALS

WHEREAS, the Company is governed by that certain Amended and Restated Operating Agreement, dated as of July 7, 2020 (the “the Original Operating Agreement”), as amended by that certain First Amendment to Limited Liability Company Agreement dated as of August 31, 2020 (the “First Amendment” and, together with the Original Operating Agreement, the “Existing Operating Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Existing Operating Agreement.

WHEREAS, the Company wishes to amend the Existing Operating Agreement to remove one series that the Company had planned to offer and add two additional series to be issued by the Company.

WHEREAS, pursuant to section 12.1, the Managing Member, without the consent of any Economic Member, may amend any of the terms of the Existing Operating Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Operating Agreement is hereby amended as follows:

1.            The Table of Contents to the Existing Operating Agreement is amended to:

(a)	delete “Series Designation for Series #JORDANBGS9.5PSA10, a series of Collectable Sports Assets, LLC” and replace it with “[INTENTIONALLY OMITTED]”; and

(b)	add the following immediately below the references to the Exhibits on page 4:

“Exhibit 7 – Series Designation for Series #JORDANPSA10, a series of Collectable Sports Assets, LLC

Exhibit 8 – Series Designation for Series #COBBMINTE98, a series of Collectable Sports Assets, LLC”

2.            Section 15.11(a) of the Existing Operating Agreement is amended to delete subsection (iii), renumber subsections (iv) through (vi) as subsections (iii) through (v), delete the “and” that appears at the end of current subsection (v), replace the “.” that appears at the end of current subsection (vi) with a “;”, and to add the following immediately below current subsection (vi) (subsection (v) after it is renumbered as set forth above) thereof:

“(vi)    Series #JORDANPSA10; and

(vii)     Series #COBBMINTE98.”

Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 4

3.            Section 15.11(b) of the Existing Operating Agreement change the reference from “Exhibits 1-6” to “Exhibits 1-8”.

4.            Signature blocks for each of Series #JORDANPSA10 AND #COBBMINTE98 shall be added to the signature page(s).

5.            Schedule I and Schedule II to this Amendment shall be added, respectively, as Exhibits 7 and 8 to the Existing Operating Agreement.

6.            No Other Modification. Except as specifically modified herein, all terms and conditions of the Existing Operating Agreement remain unmodified and in full force and effect.

7.            Headings. The section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

8.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signatures on Next Page]

Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 4

Signature Page

to

AMENDMENT NO. 2 TO Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC

IN WITNESS WHEREOF, this Second Amendment to the Operating Agreement of COLLECTABLE SPORTS ASSETS, LLC is executed effective as of the date first written above.

MANAGING MEMBER OF THE COMPANY:		MANAGING MEMBER OF SERIES #CURRYBASKET:

CS Assets Manager, LLC, a Delaware limited liability company		CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES #RUTHGEHRHIGBALL:		MANAGING MEMBER OF SERIES #LEBRONROOKIE:

CS Assets Manager, LLC, a Delaware limited liability company		CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES		MANAGING MEMBER OF SERIES
#JORDANBGS9.5:		#KAWHIBASKET:

CS Assets Manager, LLC, a Delaware limited liability company		CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES #MANTLEMINT1953:		MANAGING MEMBER OF SERIES #JORDANPSA10

CS Assets Manager, LLC, a Delaware limited liability company		CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 4

MANAGING MEMBER OF SERIES #COBBMINTE98:

CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 4 of 4

Schedule I to Second Amendment to Collectable Sports Assets, LLC Amended and Restated Limited Liability Company Agreement

Exhibit 7

Series Designation of #JORDANPSA10,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#JORDANPSA10, a series of Collectable Sports Assets, LLC, a Delaware limited liability company

Date of establishment	September 14, 2020

Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #JORDANPSA10 with effect from the effective date hereof and shall continue to act as the Managing Member of #JORDANPSA10 until dissolution of #JORDANPSA10 pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.

Initial Member	CS Asset Manager, LLC, a Delaware limited liability company

Series Asset	The Series Assets of #JORDANPSA10 shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #JORDANPSA10 through that certain Consignment Agreement dated as of September 14, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #JORDANPSA10 from time to time, as determined by the Managing Member in its sole discretion.

Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.

Management Fee	As stated in Section 7.1 of the Agreement.

Issuance	Subject to Section 6.3(a)(i), the maximum number of #JORDANPSA10 Interests the Company can issue may not exceed the purchase price, in the aggregate, of $140,000.00.

Number of #JORDANPSA10 Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #JORDANPSA10 Interests (including in excess of 10%), in its sole discretion, through the Offering.

Broker	Dalmore Group, LLC, a New York limited liability company.

Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #JORDANPSA10 sold at the Initial Offering of the #JORDANPSA10 Interests (excluding the #JORDANPSA10 Interests acquired by any Person other than Investor Members).

Schedule I to Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 3

Other rights	Holders of #JORDANPSA10 Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #JORDANPSA10 Interests.

Officers	There shall initially be no specific officers associated with #JORDANPSA10, although, the Managing Member may appoint Officers of #JORDANPSA10 from time to time, in its sole discretion.

Aggregate Ownership Limit	As stated in Section 1.1.

Minimum Interests	One (1) Interest per Member.

Schedule 1

The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 1986-1987 Fleer#57 Rookie Card of Michael Jordan, the specifications of which are set forth below.

Asset Description

Overview and authentication

•	The 1986-1987 Fleer #57 Rookie Card of Michael Jordan was printed as part of a set of 132 cards.

•	The cards have a distinct design highlighted by borders that are red, white and blue. A thin yellow frame holds in both the player photo and nameplate. The bottom of the card has the player's name, team and position. The crown-style Fleer logo appears at the top of the card with a small ribbon that reads "Premier," highlighting the fact that it's the company's first basketball card set.

Notable Features:

The face of the card features a picture of Michael Jordan in a Chicago Bulls Jersey holding a basketball in his right hand above the hoop in midair with another player beside him from the opposing team. The face of the card features the player’s name, team and position along with the Fleer logo in the upper right-hand corner. The border of the card is red, blue and white. The background shows the blurred image of the crown in attendance.

The reverse side of the card shows the card number 57 of 132 in the top right corner and the company name and logo in the top left corner. The team name and logo are prominently displayed in the center of the card above the players name in bold. Below that is the players DOB, height, weight, and college. In the center of the card in white are statistics from 1984-85 and 1985-1986.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #JORDANPSA10 going forward.

Schedule I to Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 3

Series Asset Specification
Sport	Basketball
Professional League	National Basketball Association
Player	Michael Jordan
Team	Chicago Bulls
Season	1986-1987
Memorabilia Type	Trading Card
Manufacturer	Fleer
Card # in Set	57 of 132
Population Report	?315 (as of 9/16/2020)
Subject	Michael Jordan
Authentication	PSA 22651769
Grade	Gem Mint 10

Schedule I to Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 3

Schedule II to Second Amendment to Collectable Sports Assets, LLC Amended and Restated Limited Liability Company Agreement

Exhibit 8

Series Designation of #COBBMINTE98,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#COBBMINTE98, a series of Collectable Sports Assets, LLC, a Delaware limited liability company

Date of establishment	September 14, 2020

Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #COBBMINTE98 with effect from the effective date hereof and shall continue to act as the Managing Member of #COBBMINTE98 until dissolution of #COBBMINTE98 pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.

Initial Member	CS Asset Manager, LLC, a Delaware limited liability company

Series Asset	The Series Assets of #COBBMINTE98 shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #COBBMINTE98 through that certain Consignment Agreement dated as of August 31, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #COBBMINTE98 from time to time, as determined by the Managing Member in its sole discretion.

Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.

Management Fee	As stated in Section 7.1 of the Agreement.

Issuance	Subject to Section 6.3(a)(i), the maximum number of #COBBMINTE98 Interests the Company can issue may not exceed the purchase price, in the aggregate, of $400,000.00.

Number of #COBBMINTE98 Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #COBBMINTE98 Interests (including in excess of 10%), in its sole discretion, through the Offering.

Broker	Dalmore Group, LLC, a New York limited liability company.

Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #COBBMINTE98 sold at the Initial Offering of the #COBBMINTE98 Interests (excluding the #COBBMINTE98 Interests acquired by any Person other than Investor Members).

Other rights	Holders of #COBBMINTE98 Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #COBBMINTE98 Interests.

Schedule I to Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 3

Officers	There shall initially be no specific officers associated with #COBBMINTE98, although, the Managing Member may appoint Officers of #COBBMINTE98 from time to time, in its sole discretion.

Aggregate Ownership Limit	As stated in Section 1.1.

Minimum Interests	One (1) Interest per Member.

Schedule 1

The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 1910 E98 Set of 30 Ty Cobb Red PSA 10 GEM MINT, the specifications of which are set forth below.

Asset Description

Overview and authentication

•	The Ty Cobb E98 PSA 10 Gem Mint is considered one of the crown jewels of one of the most rare and the most coveted sets in the hobby. A member of the widely discussed “ Black Swamp Find” in 2012, these cards are in truly remarkable condition considering their age - displaying perfect preservation since production..

•	Created by an anonymous manufacturer in the early 20th century and similar in appearance to the Standard Caramel issues of the same era, this set is an unabashed treasure trove of Hall of Fame talent (17 so-honored players in all), with a colorized player portrayal and a white border. Though each in the set is coveted, the most highly prized examples belong to Ty Cobb, Connie Mack, Christy Mathewson, Honus Wagner, and Cy Young.

•	The aesthetics of the issue are charming in their simplicity and marvelously evocative of the dead-ball era, utilizing artistic renderings of period action photography. The coloration is bold and basic, as the player image is rendered in black ink with red enhancement against a solid mat background. The set ranks among the most coveted for its talent-packed roster and its rarity relative to its contemporaries.

Notable Features:

Each subject in the 1910 E98 Set of 30 is set against a background of four color variations: blue, green, orange and red. Series #COBBMINTE98 is set against a red background. The back of the card lists all 30 subjects featured in the set.

The cards measure one and a half inches wide by two and three-quarter inches tall, and they feature a checklist on verso with no advertiser attribution.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #COBBMINTE98 going forward.

Schedule I to Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 3

Series Asset Specification
Sport	Baseball
Professional League	Major League Baseball
Player	Ty Cobb
Team	Detroit Tigers
Season	1910
Memorabilia Type	Trading Card
Manufacturer	Anonymous
Total cards in set	30
Population Report	1 of 2
Subject	Ty Cobb
Authentication	PSA 41584312
Grade	GEM Mint 10

Schedule I to Second Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 3